   As filed with the Securities and Exchange Commission on December 29, 2000
                                              Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                UTI ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                                          23-2037823
    (State or other jurisdiction of                                            (I.R.S Employer
     incorporation or organization)                                          Identification No.)

      16800 Greenspoint Park Drive
               Suite 225N
             Houston, Texas                                                       77060-2390
(Address of Principal Executive Offices)                                          (Zip Code)

                      UTI ENERGY CORP. AMENDED AND RESTATED
                          1997 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                                 VAUGHN E. DRUM
                                UTI ENERGY CORP.
                          16800 GREENSPOINT PARK DRIVE
                                   SUITE 225N
                            HOUSTON, TEXAS 77060-2390
                     (Name and address of agent for service)

                                 (281) 873-4111
          (Telephone number, including area code, of agent for service)

                                  With Copy to:

                                MICHAEL W. CONLON
                           FULBRIGHT & Jaworski L.L.P.
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                 (713) 651-5151

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO                               OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED        AMOUNT TO BE REGISTERED          SHARE (2)                PRICE (2)            REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value                    800,000 shares(1)              $29.4375               $23,550,000                $5,888
=========================================================================================================================

(1) Represents an increase in the number of shares authorized for issuance under the UTI Energy Corp. Amended and Restated 1997 Long-Term Incentive Plan (the "1997 Plan") by amendment of the 1997 Plan approved on July 28, 2000 at the Annual Meeting of Stockholders, and as a result of a two-for-one stock split on October 3, 2000. There are also registered hereby the following: (a) such indeterminate number of shares of common stock as may become issuable by reason of the anti-dilution provisions of the 1997 Plan, and (b) preferred stock purchase rights which trade with, and are represented by, the shares of common stock, pursuant to the Rights Plan dated February 26, 1999, by and between UTI and Mellon Investor Services LLC, as rights agent.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of common stock as reported by the American Stock Exchange, Inc. on December 22, 2000.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             This Registration Statement registers additional securities of the same class for which two registration statements on Form S-8 (Registration Nos. 333-62853 and 333-85865) relating to the UTI Energy Corp. Amended and Restated 1997 Long-Term Incentive Plan are effective. Pursuant to Instruction E of Form S-8, the contents of the prior registration statements are incorporated herein by reference, except that Items 5 and 6 are hereby superseded as set forth below.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

             Consistent with those provisions, Section 3.17 of UTI's Amended and Restated By-laws states as follows:

             The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ITEM 8.      EXHIBITS.


                 4.1       --      Amended and Restated 1997 Long-Term Incentive
                                   Plan (incorporated by reference to Exhibit
                                   4.2 to UTI's Annual Report on Form 10-K for the year ended December 31, 1997).

                 4.2       --      Amendment No. 1 to the UTI Energy Corp.
                                   Amended and Restated 1997 Long-Term Incentive
                                   Plan (incorporated by reference to Exhibit
                                   4.15 to UTI's Registration Statement on Form
                                   S-8 (Registration No. 333-85865)).

                 4.3*      --      Amendment No. 2 to the UTI Energy Corp.
                                   Amended and Restated 1997 Long-Term Incentive
                                   Plan.


                 5.1*      --      Opinion of Fulbright & Jaworski L.L.P.

                23.1*      --      Consent of Fulbright & Jaworski L.L.P.
                                   (included in Exhibit 5.1).

                23.2*      --      Consent of Ernst & Young LLP.

                24.1       --      Powers of Attorney (included on Signature
                                   page).
              ------------------
              * filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on December 29, 2000.


                                       UTI ENERGY CORP.


                                       By:       /s/ Vaughn E. Drum
                                          --------------------------------------
                                                      Vaughn E. Drum
                                                President, Chief Executive
                                                   Officer and Director
                                               (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Vaughn E. Drum and John E. Vollmer III, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                          Title                                      Date
           ---------                                          -----                                      ----

      /s/ Vaughn E. Drum                           President, Chief Executive Officer             December 29, 2000
---------------------------------                             and Director
        Vaughn E. Drum                              (Principal Executive Officer)



      /s/ John E. Vollmer                            Senior Vice President, Chief                 December 29, 2000
---------------------------------                  Financial Officer and Secretary
      John E. Vollmer III                           (Principal Financial Officer)



       /s/ Bruce Sauers                              Vice President and Corporate                 December 29, 2000
---------------------------------                           Controller
         Bruce Sauers                               (Principal Accounting Officer)


           Signature                                          Title                                      Date
           ---------                                          -----                                      ----


      /s/ Mark S. Siegel
---------------------------------
        Mark S. Siegel                                  Chairman of the Board                     December 29, 2000


     /s/ Kenneth N. Berns
---------------------------------
       Kenneth N. Berns                                        Director                           December 29, 2000



      /s/ Curtis W. Huff
---------------------------------
        Curtis W. Huff                                         Director                           December 29, 2000



       /s/ Terry H. Hunt
---------------------------------
         Terry H. Hunt                                         Director                           December 29, 2000



      /s/ Nadine C. Smith
---------------------------------
        Nadine C. Smith                                        Director                           December 29, 2000



     /s/ Robert B. Spears
---------------------------------
       Robert B. Spears                                        Director                           December 29, 2000

                                 EXHIBIT INDEX


                 4.1       --      Amended and Restated 1997 Long-Term Incentive
                                   Plan (incorporated by reference to Exhibit
                                   4.2 to UTI's Annual Report on Form 10-K for the year ended December 31, 1997).

                 4.2       --      Amendment No. 1 to the UTI Energy Corp.
                                   Amended and Restated 1997 Long-Term Incentive
                                   Plan (incorporated by reference to Exhibit
                                   4.15 to UTI's Registration Statement on Form
                                   S-8 (Registration No. 333-85865)).

                 4.3*      --      Amendment No. 2 to the UTI Energy Corp.
                                   Amended and Restated 1997 Long-Term Incentive
                                   Plan.


                 5.1*      --      Opinion of Fulbright & Jaworski L.L.P.

                23.1*      --      Consent of Fulbright & Jaworski L.L.P.
                                   (included in Exhibit 5.1).

                23.2*      --      Consent of Ernst & Young LLP.

                24.1       --      Powers of Attorney (included on Signature
                                   page).
              ------------------
              * filed herewith